Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of [__], 2024 (the “Effective Date”), by and among ReShape Lifesciences, Inc.  a Delaware corporation (the “Company”), and each of the individuals and entities listed on Exhibit A attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company is party to that certain Agreement and Plan of Merger, dated as of July , 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the Company, Raider Lifesciences, Inc, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub ”),  and Vyome Therapeutics, Inc. (the “Target Company”), a Delaware corporation;

WHEREAS, following the Merger, the Company will change its name to “Vyome Therapeutics, Inc.”;

WHEREAS, the Closing (as defined below) is contingent upon, and shall be consummated simultaneously with, the closing of the Merger;

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, severally and not jointly, an aggregate of up to $7 million of shares of Common Stock (as defined below) (the “Aggregate Subscription Amount”) at a purchase price equal to the Purchase Price (as defined below) in accordance with the terms and provisions of this Agreement;

WHEREAS, from the date hereof through the Closing Date (as defined below), certain other purchasers (the “Other Purchasers”) may enter into substantially similar subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such Other Purchasers shall purchase, at the Purchase Price, shares of Common Stock from the Company at the Closing;

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below);

WHEREAS, contemporaneously with the sale of the Securities (as defined below), the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights to the Purchasers in respect of the Securities under the Securities Act and applicable state securities laws; and

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

“Aggregate Subscription Amount” has the meaning set forth in the recitals hereof.

“Agreement” has the meaning set forth in the recitals hereof.

“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees.

“Board of Directors” means the board of directors of the Company.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company” has the meaning set forth in the recitals hereof.

“Company Disqualification Event” has the meaning set forth in Section 3.33 hereof.

“Company IT Systems” has the meaning set forth in Section 3.29 hereof.

“Company Regulatory Permits” has the meaning set forth in Section 3.20(c) hereof.

“Control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 3.33 hereof.

“Disclosure Document” has the meaning set forth in Section 5.4 hereof.

“Disqualification Event” has the meaning set forth in Section 4.18 hereof.

“Drug Regulatory Agency” shall mean the FDA or other comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug products and drug product candidates.

“Effective Date” has the meaning set forth in the recitals hereof.

“End Date” has the meaning set forth in Section 7.1 hereof.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean the escrow agent pursuant to the Escrow Agreement].

“Escrow Agreement” mean that certain Escrow Agreement to be entered into among the Company, Target Company, and the Escrow Agent prior to the Closing.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FDA” shall mean the U.S. Food and Drug Administration.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“Form S-4” shall mean the registration statement on Form S-4 (together with any amendments thereof or supplements thereto) to be filed by the Company with the SEC in connection with the Merger.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” means (a) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and Public Health Service Act (42 U.S.C. § 201 et seq.) and any other similar applicable law administered by the FDA or other comparable governmental authority responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products of similar nature to those developed by the Company and their implementing regulations; (b) Good Clinical Practice, regulations for studies that are submitted to regulatory authorities to support product approval; and (c) laws regulating the use or disclosure of personal data collected in the conduct of clinical trials, including Protected Health Information as defined under the Health Insurance Portability and Accountability Act of 1996 as amended at 45 CFR 164.103.

“Indemnified Party” has the meaning set forth in Section 5.9 hereof.

“Intellectual Property” has the meaning set forth in Section 3.12(a) hereof.

“Lock-Up Agreement” shall mean those certain lock-up agreements executed by certain officers, directors and stockholders of the Target Company in connection with the transactions contemplated by this Agreement and the Merger Agreement.

“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, condition (financial or otherwise), prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or (b) materially delays or materially impairs the ability of the Company to timely comply, or prevents the Company from timely complying, with its obligations under this Agreement, the Merger Agreement or with respect to the Closing or would reasonably be expected to do so; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv) changes in laws after the date hereof, provided that the Company is not disproportionately affected thereby; and

(v) changes or proposed changes in GAAP after the date of this Agreement, provided that the Company is not disproportionately affected thereby.

“Merger” has the meaning set forth in the recitals hereof.

“Merger Agreement” has the meaning set forth in the recitals hereof.

“Merger Sub” has the meaning set forth in the recitals hereof.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Patents” has the meaning set forth in Section 3.12(a) hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Information” has the meaning set forth in Section 3.20(g) hereof.

“Privacy Laws” has the meaning set forth in Section 3.20(g) hereof.

“Purchase Price” means the price per share equal to 70% of an agreed and combined price per share to be determined between Target Company and the Company immediately before the Merger. “Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Purchaser Party” has the meaning set forth in Section 5.9 hereof

“Registration Rights Agreement” has the meaning set forth in Section 6.1(h) hereof.

“Requisite Purchasers” has the meaning set forth in Section 8.15 hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 506(d) Related Party” has the meaning set forth in Section 4.18 hereof.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.8 hereof.

“Securities” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).

“Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary National Exchange with respect to the Common Stock as in effect on the date of delivery of the applicable request to remove legends of Securities.

“Target Company” has the meaning set forth in the recitals hereof.

“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” shall mean this Agreement[, the Other Subscription Agreements, if any,] the Escrow Agreement and the Registration Rights Agreement, all exhibits and schedules thereto and hereto.

“Transfer Agent” shall mean, with respect to the Common Stock, [    ] or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld.

“Willful Breach” has the meaning set forth in Section 7.1 hereof.

2. Subscription

2.1 Purchase and Sale of Common Stock

On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of up to $7 million of Securities.

Following the date of this Agreement, at any time prior to the Closing and upon the Company’s acceptance of such subscription, additional Purchasers may join this Agreement to subscribe for any remaining unsubscribed portion of the Aggregate Subscription Amount by executing a counterpart signature page hereto. Such Purchaser shall thereafter be bound by the terms of this Agreement and shall have the rights and obligations hereunder, in each case without the need for any amendment to this Agreement other than to add such person’s or entity’s name and subscription amount to Exhibit A.

Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, that number of Securities equal to the dollar amount set forth opposite such Purchaser’s name on Exhibit A under the heading “Aggregate Purchase Price” divided by the Purchase Price, rounded down to the nearest whole share. For the avoidance of doubt, “Securities” shall not refer to any shares of the capital stock of the Company that may be held by the Purchasers or any other holders of the capital stock of the Company or other securities of the Company prior to the Closing or issued pursuant to the Merger.

2.2 Closing

Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) contemplated hereby is contingent upon the concurrent consummation of the Merger. The Closing shall occur on the date of, and concurrently with and conditioned upon the effectiveness of the Merger and the Purchasers will be notified of such date at least five (5) business days in advance by [the Company and/or Target Company](the “Closing Date”). The Closing shall occur remotely via exchange of documents and signatures. At the Closing, the Securities shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Securities to be purchased by such Purchaser at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price in full  by wire transfer to the Escrow Agent of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided to the Purchaser prior to Closing, Such funds will be held for the Purchaser’s benefit in the Escrow Account without interest or offset. (On the Closing Date, the Company will issue the Securities in book-entry form, free and clear of all liens and restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall promptly thereafter provide evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to each Purchaser. Unless this Agreement has been terminated pursuant to Section 7.1. the failure of the Closing to occur on the expected Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder. If the Closing does not occur within Twenty (20) business days after the expected Closing Date, any amounts deposited into the Escrow Account by or on behalf of the Purchaser shall be returned to the Purchaser or its designee promptly, without interest or offset.

3. Representations and Warranties of the Company

Except as may be disclosed in the SEC Reports filed with or furnished to the SEC prior to the date of this Agreement, the Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true and correct as of the Effective Date, and will be true and correct as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization and Power

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Other than as disclosed in the SEC Reports and Merger Sub, the Company has no subsidiaries. The Company’s subsidiaries are duly incorporated, formed or organized, as the case may be, and are validly existing and in good standing under the laws of their jurisdiction of incorporation, formation or organization and have the requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

3.2 Capitalization

As of the date hereof, the Company has an authorized capitalization as set forth in the SEC Reports and, as of immediately prior to the Closing, the Company will have an authorized capitalization as subsequently disclosed in the Form S-4. All (a) outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (b) outstanding warrants, options, restricted securities, or other securities convertible or exchangeable, directly or indirectly, into capital stock of the Company, have been issued and granted in compliance with all applicable securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company which have not been waived. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities pursuant to this Agreement.

3.3 Registration Rights

Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied.

3.4 Authorization

The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Board of Directors necessary for the authorization of the Securities, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein has been taken. As of the Closing, all corporate action on the part of the stockholders of the Company necessary for the consummation of the transactions contemplated by this Agreement will have been taken. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the Purchasers and that this Agreement constitutes the legal, valid and binding agreement of the Purchasers, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by the Company and the other parties thereto and assuming that they constitute legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance

The Securities being purchased by the Purchasers hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the offer and sale of the Securities to the Purchasers pursuant to this Agreement and the Other Subscription Agreements, if any, is and will be in compliance with applicable exemptions from (a) the registration and prospectus delivery requirements of the Securities Act and (b) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict

The execution and delivery of the Transaction Agreements by the Company and, at the Closing, the performance of the Transaction Agreements and issuance of the Securities and the consummation of the other transactions contemplated by the Transaction Agreements will not (a) violate any provision of the certificate of incorporation or bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in the case of clauses (b) and (c), as would not be reasonably expected to have a Material Adverse Effect.

3.7 Consents

Assuming the accuracy of the representations and warranties of the Purchasers, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) are required to consummate the Mergers as provided under the Merger Agreement, including stockholder approval of the issuance of the Securities pursuant to this Agreement and the Other Subscription Agreements, if any, (c) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Securities and the listing of the Securities for trading or quotation, as the case may be, thereon in the time and manner required thereby, (d) are required to consummate the transactions contemplated by the Transaction Agreements and (e) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Securities by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.

3.8 SEC Reports; Financial Statements

(a) The Company has timely filed or furnished, as applicable, all forms, statements, certifications, reports, schedules, proxy statements and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2023 (the foregoing documents (together with any documents filed by the Company under the Securities Act or the Exchange Act, whether or not required, and including all exhibits and schedules thereto and documents incorporated by reference therein) being collectively referred to herein as the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports and, as of the Closing, the Form S-4 will comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, the SEC Reports (including any audited or unaudited financial statements and any notes thereto or schedules included therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Company’s knowledge, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof. As used in this Section 3.8, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements (including the notes thereto) of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply as to form in all material respects with the applicable accounting requirements of the Securities Act or Exchange Act and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. The other information included in the SEC Reports has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in the SEC Reports are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects. Except as set forth in the Financial Statements and/or SEC Reports, the Company has not incurred any liabilities, contingent or otherwise, or entered into any material transaction, except those in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes

Except as otherwise stated or disclosed in the SEC Reports, between December 31, 2023 and the date of this Agreement, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement, the Merger Agreement and the discussions, negotiations and transactions related thereto) and (b) there has not been any Material Adverse Effect.

3.10 Absence of Litigation

As of the date hereof, there is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by or before any governmental body against the Company which has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company, nor to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.

3.11 Compliance with Law; Permits

The Company is not in violation of, and has not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. The Company has not received any written notice regarding any revocation or modification of any such Governmental Authorization, which, if the subject of an unfavorable decision, ruling or finding, has had or would reasonably be expected to have a Material Adverse Effect.

3.12 Intellectual Property

(a) “Intellectual Property” means (i) United States, foreign and international patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations, term extensions, certificates of invention and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions (collectively, “Patents”), (ii) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof, (iv) software, including all source code, object code and related documentation, formulae, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not and (v) all United States and foreign rights arising under or associated with any of the foregoing used, sold, licensed or otherwise exploited by the in the operation of its business as presently conducted or reasonably expected to be conducted.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Company solely and exclusively owns or has obtained valid and enforceable licenses for (or will do so reasonably promptly before giving effect to the Mergers), free and clear of all liens or encumbrances, all Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future as described in the SEC Reports, and to the knowledge of the Company, the conduct of its current and proposed business does not infringe or misappropriate, in any material respect, any Intellectual Property of any third party. The Company has not received any written communications (in each case that has not been resolved) of any alleged infringement, misappropriation or breach of any Intellectual Property rights of others.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, there are no orders, settlement agreements or stipulations to which the Company is a party or by which the Company is bound that restricts the Company’s rights to use any Intellectual Property in the operation of the business as currently conducted.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (i) challenging the Company’s rights in or to any Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future as described in the SEC Reports, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (ii) challenging the validity, enforceability or scope of any Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future as described in the SEC Reports, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim.

(e) Except as would not reasonably be expected to have a Material Adverse Effect, the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company as described in the SEC Reports and all such agreements are in full force and effect.

(f) Except as would not reasonably be expected to have a Material Adverse Effect, the Company has taken reasonable and customary actions to protect its rights in, and to prevent the unauthorized use and disclosure of, trade secrets and confidential business information (including confidential ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, supplier lists and information, and business plans) owned by the Company, and, to the knowledge of the Company, there has been no unauthorized use or disclosure of such trade secrets and confidential business information.

3.13 Employee Benefits

Except as would not be reasonably likely to have a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely to have a Material Adverse Effect.

3.14 Taxes

The Company has filed all federal income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, no assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect.

3.15 Environmental Laws

The Company (a) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) has received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (c) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect. The Company has not received since January 1, 2023, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, except as would not reasonably be expected to have a Material Adverse Effect: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company has received since January 1, 2023, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no liability under any Environmental Law.

3.16 Title

The Company has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Except as disclosed in the SEC Reports, real property and buildings held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, provided however, that the Company is currently in the process of winding down such leases. The Company does not own any real property.

3.17 Insurance

The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is necessary for the conduct of its business and the value of its properties and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers or as would not reasonably be expected to have a Material Adverse Effect, the Company has not received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy or (b) refusal or denial of any coverage, reservation of rights or rejection of any claim under any insurance policy.

3.18 Nasdaq Stock Market

The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol [“RSLS”] (it being understood that the trading symbol will be changed in connection with the Merger). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Nasdaq Stock Market or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act

The Company is, and since January 1, 2023 has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Regulatory

(a) The Company has operated its business and currently is in compliance in all material respects with all applicable Health Care Laws applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates or any product manufactured or distributed by the Company.

(b) There are no legal proceedings pending or, to the knowledge of the Company, threatened with respect to an alleged material violation by the Company of any Health Care Laws including FDA regulations adopted thereunder, or any other similar law promulgated by a Drug Regulatory Agency.

(c) The Company holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted (the “Company Regulatory Permits”), of any of its product candidates and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner. Except as would not reasonably be expected to have a Material Adverse Effect, the Company has timely maintained and is in compliance with the Company Regulatory Permits and the Company has not, since January 1, 2023, received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any violation of or failure to comply with any term or requirement of any

Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or modification of any Company Regulatory Permit.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, to the best of the Company’s knowledge, all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of products and product candidates and the components thereof manufactured in or imported into the United States are in compliance with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the Federal Food, Drug, and Cosmetic Act.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or in which the Company or its respective product candidates, have participated that are described in the SEC Reports or the results of which are referred to in the SEC Reports, were and, if still pending, are being conducted in accordance with protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the FDA and other comparable regulatory agencies outside of the United States to which they are subject, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312.

(f) No manufacturing site owned by the Company, and to the knowledge of the Company, no manufacturing site of a contract manufacturer, with respect to the Company’s product candidates, (i) is subject to a Drug Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting noncompliance with any applicable law, in each case, that have not been complied with or closed to the satisfaction of the relevant governmental authority, and, to the knowledge of the Company, neither the FDA nor any other governmental authority is considering such action.

(g) Since January 1, 2023, (i) to the knowledge of Company, the Company and its subsidiaries have materially complied with all laws governing privacy and data protection applicable to the collection, retention and use of information that constitutes “personal information,” “personal data,” or any analogous term under applicable Law, including any such information that alone or in combination with other information can be used to identify an individual (“Personal Information”), by the Company or its subsidiaries (“Privacy Laws”), (ii) no material claims by or before any governmental authority have been asserted or, to the knowledge of the Company, have been threatened, in writing against the Company or any of its subsidiaries alleging a violation by Company or its subsidiaries of any applicable Privacy Laws, (iii) neither the execution of this Agreement by the Company nor the consummation of the Mergers will result in any breach or other violation by the Company or its subsidiaries of any Privacy Laws, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, and (iv) the Company and its subsidiaries have taken commercially reasonable steps designed to protect any Personal Information collected, retained or used by the Company or any of its subsidiaries against unauthorized or improper use, loss, access or transmittal.

3.21 Accounting Controls and Disclosure Controls and Procedures

(a) The Company and its subsidiaries, taken as a whole, maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance that (i) the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) that receipts and expenditures are made, and access to assets is permitted, only in accordance with authorizations of management and the Board, (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements, (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidance applicable thereto, except, in the case of this clause (vi), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(c) The Company’s and each of its subsidiaries’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) (i) are reasonably designed to ensure that (x) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (y) all material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter and (iii) except as would not reasonably be expected to have a Material Adverse Effect, are effective in all material respects to perform the functions for which they were established.

3.22 Price Stabilization of Common Stock

The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Securities.

3.23 Investment Company Act

The Company is not, and immediately after receipt of payment for the Common Stock pursuant to this Agreement and the Other Subscription Agreements, if any, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.24 General Solicitation; No Integration or Aggregation

Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Stock. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (a) integrated with the Securities sold pursuant to this Agreement and the Other Subscription Agreements, if any, for purposes of the Securities Act or (b) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Capital Market.

3.25 Brokers and Finders

Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement or the Other Subscription Agreements, if any.

3.26 Reliance by the Purchasers

The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein and in the SEC Reports.

3.27 No Additional Agreements

The Company does not have any agreement or understanding with any Purchaser or Other Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements and, for the avoidance of doubt, does not have any agreement with any Purchaser or Other Purchaser on terms (economic or otherwise) more favorable to such Purchaser or Other Purchaser than as set forth in this Agreement, except with regard to reasonable and documented transaction expenses.

3.28 Anti-Bribery and Anti-Money Laundering Laws

Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.29 Company IT Systems; Cybersecurity

The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”), except as would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company in a manner consistent with similarly situated companies in the Company’s industry and its subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. Except as would not reasonably be expected to have a Material Adverse Effect, (a) there has been no security breach or other compromise of or relating to the Company IT Systems; (b) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (c) the Company and its subsidiaries have implemented policies and procedures with respect to the Company IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (d) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation or modification.

3.30 Transactions with Affiliates and Employees

Except for the transactions contemplated by the Transaction Agreements no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.31 No Other Representations or Warranties

Except for the representations and warranties of the Company expressly set forth in this Section 3, the SEC Reports, and the Transaction Agreements, with respect to the transactions contemplated by this Agreement, the Company (a) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (b) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Securities, the Purchasers will rely, and the Company agrees that the Purchasers may rely, on the information that has been provided in writing to Purchasers by the Company or on behalf of the Company, including the SEC Reports.

3.32 Merger Agreement

The Merger Agreement is in full force and effect. The Company and, to the Company’s knowledge, the Target Company, have all requisite corporate power and authority to enter into the Merger Agreement and to carry out and perform their respective obligations under the terms of the Merger Agreement. The Merger Agreement has been duly authorized by the Board of Directors and executed and delivered by the Company. To the Company’s knowledge, the Merger Agreement has been duly authorized by the board of directors of the Target Company. ,To the Company’s knowledge, as of the Closing, all corporate action, including without limitation, all approvals, consents, and waiver of rights, on the part of the stockholders of the Company necessary for the authorization of the Merger Agreement and the Mergers will have been taken. To the Company’s knowledge,  as of the Closing, all corporate action on the part of the stockholders of the Target Company necessary for the authorization of the Merger Agreement and the Mergers will have been taken. The Merger Agreement constitutes the legal, valid and binding agreement of the Company and the Target Company, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.33 No Disqualification Events

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Company Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Company Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement.

4. Representations and Warranties of Each Purchaser

Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date, and will be true and correct as of the Closing Date:

4.1 Organization

Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization

Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other

Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory to this Agreement, if the Purchaser is an individual, has the legal competence and capacity to execute the same or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company and assuming the accuracy of the Company’s representations and warranties set forth in Section 3, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflict

The execution, delivery and performance of the Transaction Agreements by such Purchaser, the purchase of the Securities in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (a) any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (b) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (b), as would not, individually or in the aggregate, reasonably be expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).

4.4 Consents

All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Securities and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5 Residency

Unless otherwise communicated by a Purchaser to the Company in writing, such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on the Schedule of Purchasers.

4.6 Brokers and Finders

Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7 Investment Representations and Warranties

Such Purchaser (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated pursuant to the Securities Act; and (b) has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. Each Purchaser further represents and warrants that (i) it is capable of evaluating the merits and risk of such investment, and (ii) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Such Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser also understands that the offering meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b).

4.8 Intent

Each Purchaser is purchasing the Securities solely for investment purposes, for such Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof in violation of applicable securities laws. Notwithstanding the foregoing, if such Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Purchaser has no present arrangement to sell the Securities to or through any person or entity. Each Purchaser understands that the Securities may not be sold unless such Securities are registered under the Securities Act or an exemption from registration is available.

4.9 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks

Each Purchaser, or such Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or his, her or its professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect his, her or its own interests in connection with the transactions described in this Agreement. Purchaser acknowledges that it (a) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (b) has exercised independent judgment in evaluating its participation in the purchase of the Securities.

Each Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports and, as of the Closing, the Form S-4. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser. Each Purchaser is, at this time and in the foreseeable future, able to afford the loss of his, her or its entire investment in the Securities. Such Purchaser acknowledges specifically that a possibility of total loss exists.

4.10 Tax Advisors

Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on Exhibit A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

4.11 Securities Not Registered; Legends

Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the offer and sale of the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Purchaser understands that the Securities may bear the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”

In addition, the Securities may contain a legend regarding affiliate status of the Purchaser, if applicable.

4.12  Reserved.

4.13 Reliance by the Company

Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

4.14 No General Solicitation

The Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Purchaser became aware of this offering of the Securities solely by means of direct contact from the Company or the Target Company as a result of a pre-existing, substantive relationship with the Company or the Target Company, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Purchaser solely by direct contact between Purchaser and the Company, the Target Company, and/or their respective representatives. Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to Purchaser, by any other means, and none of the Company, the Target Company and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Securities as a result of any advertisement or, to its knowledge, general solicitation, within the meaning of the Securities Act.

4.15 No Reliance

The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity , expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement and the Transaction Agreements. Notwithstanding the foregoing, the Company shall be responsible for the accuracy and completeness of any other information provided to the Purchaser. Purchaser acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

4.16 Access to Information

In making its decision to purchase the Securities, Purchaser has relied solely upon independent investigation made by Purchaser and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company and the Merger. Without limiting the generality of the foregoing, the Purchaser acknowledges that such Purchaser has had the opportunity to review the SEC Reports and prior to the Closing, the Form S-4. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to complete its own independent due diligence investigation and to make an investment decision with respect to the Securities and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.

4.17 Short Sales

Between the time the Purchaser learned about the offering contemplated by this Agreement and the public announcement of the offering (or the earlier termination of this Agreement), the Purchaser has not engaged in any Short Sales or similar transactions with respect to the Common Stock or any securities exchangeable or convertible for Common Stock, nor has the Purchaser, directly or indirectly, caused any person to engage in any Short Sales or similar transactions with respect to the Common Stock.

4.18 Disqualification Event

To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

5. Covenants

5.1 Further Assurances

At or prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. The Purchaser acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate, and the Company agrees to promptly notify each Purchaser if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 of this Agreement are no longer accurate.

5.2 Listing

The Company shall cause the Securities to be listed on the Nasdaq Capital Market prior to or at the Closing [or subject to the Registration Rights Agreement] and shall use its commercially reasonable efforts to maintain the listing of its Common Stock on the Nasdaq Capital Market for so long as any Purchaser holds Securities.

5.3 Reserved.

5.4 Disclosure of Transactions and Other Material Information

The Company shall (i) if this Agreement is signed on a day that is not a business day or before midnight (New York City time) on any business day, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any business day, no later than 9:29 a.m. (New York City time), on the date hereof (the “Disclosure Deadline”), issue one or more press releases and (b) file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing (i) all material terms of the transactions contemplated hereby, by the other Transaction Agreements and the Merger Agreement and (ii) all other material non-public information pertaining to the Company or the Target Company and each of their respective operations, to the extent such information has been provided or made available to any of the Purchasers (and including as exhibits to such Current Report on Form 8-K, the Merger Agreement and the forms of the material Transaction Agreements (including, without limitation, the form of this Agreement and the form of the Registration Rights Agreement)). Upon the issuance of the Disclosure Document, no Purchaser shall be held responsible for being in possession of any material, non-public information received unintentionally from the Company or any of its officers, directors, or employees or agents that is not disclosed in the Disclosure Document. From and after the issuance of the Disclosure Document, the Company shall not provide material non-public information to any Purchaser, unless otherwise specifically agreed in writing by such Purchaser prior to any such disclosure. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its Affiliates or advisers, or include the name of any Purchaser or any of its Affiliates or advisers in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency, without the prior written consent of such Purchaser, except (a) as required by the federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement (which shall be subject to review by the Purchaser in accordance with the terms of the Registration Rights Agreement) and (ii) the filing of final forms of the Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (b) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review such required disclosure under this clause (b). Upon the earlier of (i) the Disclosure Deadline and (ii) the issuance and filing, as applicable, of the Disclosure Document, each Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its officers, directors, affiliates, employees or agents. The Company understands and confirms that the Purchasers and their respective Affiliates will rely on the forgoing representations in effecting transactions in securities of the Company.

5.5 Integration

The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.6 Use of Proceeds

The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.

5.7 Removal of Legends

(a) In connection with any sale, assignment, transfer or other disposition of the Securities by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within the earlier of (i) two (2) business days and (ii) the Standard Settlement Period, in each case, of any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.

(b) Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Securities (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.7(b) and with respect to legend removal pursuant to the foregoing clauses (i) through (iii) within the earlier of (x) two (2) business days and (y) the Standard Settlement Period, in each case, of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.7 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC System as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

5.8 Pledge of Securities

The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser; provided that any and all costs to effect the pledge of the Securities are borne by the pledgor and/or pledgee and not the Company.

5.9 Indemnification of Purchasers

Subject to the provisions of this Section 5.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, investment advisers or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Registration Rights Agreement or (ii) any action instituted against a Purchaser in any capacity, or any Purchaser Party, by any stockholder of the Company who is not an Affiliate of such Purchaser seeking indemnification, with respect to any of the transactions contemplated by this Agreement or the Registration Rights Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or the Registration Rights Agreement, or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities Laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim or circumstances that would or may give rise to a claim or the commencement of any proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 5.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In the event of the circumstances described in the foregoing clause (iii), if the Indemnified Person notifies the Company in writing that such Indemnified Person elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Person. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned or to the extent fees or costs incurred pursuant to this Section 5.9 are attributable to the Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or the Registration Rights Agreement. The Company will not, except with the prior written consent of the Indemnified Person, effect any settlement of or consent to the entry of any judgment with respect to any proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability in respect of or arising out of such claims or proceedings that are the subject matter of such proceeding, (ii) imposes no liability or obligation on the Indemnified Person and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance.

5.10 Lock-Up Agreements

The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements without the prior written consent of the Requisite Purchasers and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its commercially reasonable efforts to seek specific performance of the terms of such Lock-Up Agreement.

6. Conditions of Closing

6.1 Conditions to the Obligation of the Purchasers

The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing by each Purchaser solely as to itself of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing with the same force and effect as though made immediately prior to the Closing (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing.

(b) Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Securities by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained the consents (including stockholder consents and waivers, if applicable), permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Agreements.

(e) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Closing of Merger. All conditions precedent to the consummation of the Merger set forth in the Merger Agreement, shall have been satisfied or waived by the party entitled to the benefit thereof, and the Merger shall become effective concurrently with the Closing.

(g) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties) and 6.1(b) (Performance of this Agreement) have been fulfilled. Failure to deliver such certificate or in case the conditions have not been fulfilled, the Purchasers shall have the right to terminate this Agreement without any liability.

(h) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to the Purchasers.

(i) Form S-4. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Form S-4 that has not been withdrawn.

6.2 Conditions to the Obligation of the Company

The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects) and Purchaser’s participation in the Closing shall constitute a reaffirmation by such Purchaser of each of the representations, warranties, covenants and agreements of such Purchaser contained in this Agreement as of the Closing Date.

(b) Performance. Such Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Securities by such Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Closing of Merger. All conditions precedent to the consummation of the Merger set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof, and the Merger shall have become effective.

(e) Registration Rights Agreement. Such Purchaser shall have executed and delivered the Registration Rights Agreement to the Company.

(f) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the Securities being purchased by such Purchaser at the Closing as set forth in Exhibit A.

7. Termination

7.1 Conditions of Termination

This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time that the Merger Agreement is terminated in accordance with its terms, (b) with respect to any individual Purchaser, upon the mutual written agreement of the Company and such Purchaser, (c) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (d) if the Closing has not occurred on or before the End Date (as defined in and as it may be extended in accordance with the Merger Agreement as in effect on the date hereof), other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. Upon the termination of this Agreement in accordance with this Section 7, except as set forth in the proviso to the immediately preceding sentence of this Section 7, this Agreement shall be void and of no further effect and any portion of the Purchase Price paid by any Purchaser to Company in connection herewith shall promptly following such termination be returned to such Purchaser. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement. The Company shall notify Purchaser of the termination of the Merger Agreement promptly after the termination thereof.

8. Miscellaneous Provisions

8.1 Public Statements or Releases

Except as set forth in Section 5.4, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 5.4, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.

8.2 Interpretation

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3 Notices

Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day following delivery, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company (on or prior to the Closing Date), addressed as follows:

ReShape Lifesciences Inc.

18 Technology Drive, Suite 110

Irvine, California 92618

Attention: Paul F. Hickey, Chief Executive Officer

Email: phickey@reshapelifesci.com

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP
33 South Sixth Street, Suite 3600
Minneapolis, MN 55402
Attention: Brett R. Hanson
Email: bhanson@foxrothschild.com

If to the Company (following the Closing Date):

Vyome Therapeutics, Inc.

100, Overlook Center, 2nd Floor

Princeton NJ 08540

Attention: Venkat Nelabhotla, Chief Executive Officer

Email: nvenkat@vyometx.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st floor, New York, NY 10036
Attention: Gregory Sichenzia
Email: gsichenzia@srfc.law

(b) If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4 Severability

If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

(b) The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of Wilmington, New Castle County, Delaware;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), courier, or electronic mail, postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6 Waiver

No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7 Expenses

Except as otherwise agreed in writing, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.

8.8 Assignment

None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9 Confidential Information

(a) Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company (or the earlier termination of this Agreement), such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s affiliates, outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from any Purchaser such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Purchaser to acquire the Securities, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Stock Market. The Purchaser acknowledges that the Company may file a form of this Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.

8.10 Reserved.

8.11 Third Parties

Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Purchasers and the Company acknowledge and agree that the Target Company shall be entitled to seek to specifically enforce the Purchasers’ obligations to purchase the Securities hereunder and the Company’s obligations to issue the Securities hereunder.

8.12 Independent Nature of Purchasers’ Obligations and Right

The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the

Purchasers are in any way acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the 1934 Act), and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. It is expressly understood that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

8.13 Equal Treatment of Purchasers

No consideration shall be offered or paid to any Purchaser to amend this Agreement or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

8.14 Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.15 Entire Agreement; Amendments

This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and (i) prior to the Closing, the Purchasers of at least a majority of the Securities to be purchased hereunder or (ii) following the Closing, the Purchasers holding at least a majority of the Securities still held at the time of such modification, alteration or change (such parties in (i) and (ii), the “Requisite Purchasers”). Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment or waiver applies to all Purchasers in the same fashion and provided that the consent of each Purchaser is required for (a) the waiver of any of the conditions set forth in Section 6.1(f), Section 6.1(g), or  Section 6.1(h)  or (b) the Purchase Price (including, without limitation, any amendment to the Merger Agreement that would increase the Purchase Price) or the type of security to be issued hereunder. The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.

8.16 Survival

The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.17 Mutual Drafting

This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.18 Additional Matters

For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

RESHAPE LIFESCIENCES INC.

By:
Name:	Paul F. Hickey
Title:	President and Chief Executive Officer

(Signature Page to Subscription Agreement)